Exhibit 10.5
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH SIX ASTERISKS (“******”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MANUFACTURING AGREEMENT
    THIS AGREEMENT dated the 30th day of July, 2010 (the "Commencement Date").
BETWEEN:
AuraSound, Inc.
11839 East Smith Avenue
Santa Fe Springs, CA 90670
(the "Seller")

-and -

Guoguang Electronic Co., Ltd.
No. 8 Jinhu Road
Xinhua Street, Huadu Reg,
Guangzhou, 510800 P.R. China
(the "Manufacturer")

WHEREAS:

A.
The Seller and Manufacturer (collectively, the "Parties") were previously party to that certain Manufacturing Agreement dated December 12, 2007 by and between the Parties, which is superseded by this Agreement;

B.
The Seller is engaged in the business of manufacturing, packaging and selling, to customers throughout the world,   electronic speakers, drivers and various other audio components ("Products"), including Products developed by the Seller for use in various audio speaker applications such as radios, televisions, various entertainment centers, cell phones, home phones, IPAC's and computers, and has developed and/or acquired in the course of its business valuable Know-how, as defined herein, and other technical information relating to the Products and their applications;

C.	The Seller is the sole owner of certain inventions, improvements, trade marks and Know- how;

D.
The Manufacturer is presently engaged in the manufacture and packaging of other speakers and audio components and desires to obtain from the Seller, on the terms and conditions set forth herein, the right to manufacture the Products developed by the Seller and to use the Seller's Know-how in the manufacture of the Products for the Seller;

E.           The Seller is willing to grant such rights on the following terms and conditions.
NOW THEREFORE the parties hereto agree as follows:
1.           Definitions

For the purposes of this agreement:

(a)
"Affiliate", whether of the Manufacturer or the Seller, shall mean any corporation, firm, association or other business owned or controlled beneficially or directly or indirectly by the Manufacturer  or  the   Seller  respectively,  its  principal  officers,   directors,   supervisory employees or members of their families. Ownership of 50% or more of such business by any one of such persons shall constitute beneficial ownership or control.

(b)
"Finished Products" shall mean Products that are sold by Seller which are not used as sub components for any other of the Seller's Products.  By way of example, and by no means limiting the generality of the definition stated in the preceding sentence, examples of a Finished Product include:

         (i)          A complete speaker assembly such as driver and amplifier in a plastic enclosure;

     (ii)         An individual driver; or

     (iii)        A driver assembly such as drivers with cables attached that are sold by Seller.

(c)
"Know-how" shall mean secret processes, formulae, trade secrets, engineering, design, process and operating information, inventions, developments, patents, patent applications, technical data and other scientific and technical information relating to any process or method now owned or controlled by the Seller or its Affiliate relating in any way to any of the Products.

(d)	"Products" shall mean electronic speakers, drivers and various other audio components designed , developed and marketed by Seller.

2.            Disclosure of Know-how

(a)
Commencing fifteen (15) days after the execution of this agreement, the Seller will make full disclosure of its Know-how to such of the Manufacturer's technical personnel as the Manufacturer may designate.   The Seller shall promptly inform the Manufacturer of any Know-how thereafter acquired by the Seller and shall disclose any Know How necessary to manufacture Products requested by Seller to the Manufacturer's technical personnel.   The Manufacturer's personnel shall be entitled to make and retain such notes and memoranda and such copies of papers relating to the Seller's Know-how as may be appropriate to enable the Manufacturer to utilize such Know-how in the manufacture of Products for Seller.   Such Know How shall not be used to manufacture products for anyone other than the Seller.

(b)	The Seller also agrees, if/when requested by the Manufacturer, to provide instruction to Manufacturer's personnel in the appropriate methods and techniques for manufacturing of the Products.

(c)	All disclosures and instruction shall be made or given by the Seller without cost to the Manufacturer.

(d)
All disclosures of the Seller's Know-how shall be deemed to have been made in confidence and shall be held confidential by the Manufacturer and shall not be disclosed to others. This obligation of non-disclosure shall not apply to information which at the time of the Seller's disclosure is already known to the Manufacturer, or is rightfully obtained from a third party without obligation of confidence, or which is freely available to the public by publication or otherwise, and shall remain in force and effect for the term of this agreement and for a period of two (2) years thereafter

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH SIX ASTERISKS (“******”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.            Grant of Rights

(a)
The Seller hereby grants to the Manufacturer the right to manufacture and package the Seller's Products, to use the Seller's Know-how in the manufacture of the Products for the Seller and to grant to its Affiliates the right to manufacture and package the Products and to utilize the Know-how in the manufacture of the Products for the Seller, subject to the terms of this Agreement.

(b)
The Manufacturer agrees that any new inventions or related products or processes which the Manufacturer may develop, invent, design, obtain or acquire in any manner as a result of disclosure of Know-how shall be the property of the Seller.

4.            Further Agreements Between Seller and Manufacturer

(a)	The Manufacturer agrees to use its best efforts and all due diligence to manufacture the Products to the highest possible level of quality.

(b)
The Manufacturer agrees that it will not, without the written consent of the Seller, sell or distribute the Products.  Further, Manufacturer agrees not to manufacture or sell competing products to any current or named customers of the Seller.

(c)
The Manufacturer further agrees that the trade name "AuraSound" shall appear in some way on the enclosure or cover of any Product which the Manufacturer manufactures, together with the Seller's registered trade mark or trade name.

5.            Payment by Seller

(a)          The Seller agrees to pay to Manufacturer for manufacturing services performed pursuant to the terms of this Agreement for all "Finished Products" manufactured by the Manufacturer as follows:

        (i)        Material Cost: Is determine by the sum of all parts needed to build a product
        (ii)       Labor Cost: Labor cost is calculated per product and is based on following.

A.	The standard labor rate is set at RMB****** in the year of 2010 and will be reviewed at the beginning of each following years
B.
The exchange rate between RMB and U.S. Dollar for the third quarter of 2010 shall be set at ****** RMB to ever U.S. Dollar. The exchange rate will be reviewed at the end of every calendar quarter and adjusted, by mutual agreement of the Parties, for the following quarter accordingly.

Items	Cost(RMB)
Salary for operators/Month	******
Total Operators Per Line
Total Operators Salary/Month
Total Operators Salary/Working Day
Output(Sets/Day)
Labor Cost/Set
USD	0

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH SIX ASTERISKS (“******”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)
The same labor cost calculation listed in Section 5(a)fiD shall also apply to the manufacturing of drivers and amplifier boards and shall be added to the total cost of a product after the material cost.

(iv)	Spoilage: The percentage of spoilage is set at ****** of total material cost
(v)	Finance Charge: The finance charge is set at ****** of total material cost
(vi)	Selling, General & Administrative Expense ("SG&A"): The SG&A percentage is set at ****** of total material cost
(vii)	Manufacturer Profit: The Manufacturer profit is set at ****** of total material cost

(b)
The standard transportation cost terms are Ex-works based on the cost calculation under this Section 5. The Parties shall work together to review transportation costs for individual end customer terms and mutually agree on the best possible cost. The transportation costs shall be charged and billed separately from those costs listed in Section 5(a).

6.           Payment Terms
(a)         The standard payment terms are set at ****** days between Manufacturer and Seller.

(b)	Manufacturer and Seller financial representatives will have a joint monthly finance meeting to review the accounts payable and accounts receivables between both companies.

(c)
The Manufacturer and its Affiliates shall maintain adequate books of account and other records, prepared  in accordance with generally accepted accounting principles, of ail Products manufactured, which shall be subject to inspection by the Seller at all reasonable times upon five (5) days' written notice for a period of two years from the date each Product is manufactured. Such records shall include a review of Manufacturers books and record including: purchase orders, receipts logs, invoices from suppliers, payroll records, job cards, attendance cards and job summaries. Such inspection shall, if desired by the Seller, be made by a firm of reputable certified public accountants retained by the Seller in order to verify the amount of payments due hereunder.

7.           Material Purchasing and Component Management

a)         Component Purchasing

(i)	The Manufacturer shall be responsible for purchasing all components necessary to manufacture, test and ship the Products based on Seller's specifications set forth in Seller's purchase order.

(ii)
Manufacturer agrees to provide to Seller, at the sole request of Seller, any open bill of materials, including cost and business terms, with suppliers of necessary components which are used and recommended by Manufacturer for the Products. Seller's personnel may, upon request, review the information described in the preceding sentence, as they deem necessary. This includes the review of specific purchase orders or agreements for parts and components necessary to build Seller Products.

(iii)
Manufacturer agrees that should any supplier change cost or business terms, the Seller, at its sole election shall have the right to negotiate directly or jointly with Manufacturer, with those suppliers, with the goal of negotiating terms and conditions more favorable to the Seller.

(iv)
In order to ensure consistency in performance, price and quality, Manufacturer agrees that Seller may, at Seller's sole election, source and purchase components or parts of components necessary to create the Products from Seller's selected and approved sources. These components can include individual parts used for assemblies, e.g. magnets for drivers, components for amplifier boards, or complete subassemblies (e.g. complete drivers, cable assemblies or amplifier boards and or all plastics and injection moldings). Upon request, the respective suppliers may be audited by Manufacturers for quality purposes and to ensure the suppliers fulfill the necessary criteria to allow Manufacturer to manufacture the Products to meet Seller's quality and product standards.

(v)
If it is determined by mutual agreement of the Parties that the Manufacturer's costs or prices for procuring raw materials necessary to manufacture the Products increases, the price per Product shall be increased proportionately, provided, however, that before such increase takes effect, the Manufacturer shall notify the Seller of the increase in costs no less than thirty (30) days prior to the effective date of such increase and Seller shall have fifteen days to accept or reject such increase. In the event that Seller rejects such proposed increase, the Seller and Manufacturer shall attempt to negotiate a mutually agreeable solution. If Seller and Manufacturer do not reach an agreeable solution, Seller shall pay the proposed higher price and shall have six months to find and transfer the manufacture of the Products to another manufacturer.

8.           Development and Engineering Services

(a)
Engineering Resources: Manufacturer shall provide a dedicated Seller office, which office shall host Seller's engineering and support team. This team shall include Seller's acoustic engineers,   mechanical  engineers,  project managers  and  other  support  personal.  This dedicated team will work in close partnership with Seller's other engineers and support staff located in Shenzhen and in the United States, as well as with all other Seller personnel.

(b)
Acoustic Chamber, Test Equipment: Manufacturer agrees to provide, at no cost to Seller, Manufacturer's extensive test facilities including, but not limited to, Manufacturer's acoustic chambers, for audio testing and quality control and to develop new Seller Products which new Products, upon mutual agreement of the Parties, shall be manufactured by Manufacturer.

9.           Tooling and Prototypes

(a)
Tooling Charges: Seller agrees to reimburse Manufacturer for tooling charges related to any project Seller may undertake in improving Seller's Products or developing new Products ("Project"). These charges will be evaluated by both Parties. Seller shall have the right to negotiate these charges directly with the supplier of any tooling.

(b)
Seller will reimburse Manufacturer in full for tooling costs. The reimbursement will occur during the first 6 month of shipments after mass production. The exact US$ amount added to each single product shipped will be determined for each individual Project at the start of such Project. Seller agrees to pay Manufacturer the tooling cost in month 7 after mass production in full, if for some reason the shipped volume is less than the projected volume assumed at the beginning of the project.

(c)           The ownership of any tooling shall transfer to Seller upon full payment for such tooling.

(d)
Samples and Prototypes: In connection with any Project, Seller agrees to pay Manufacturer for any samples produced by Manufacturer, including, but not limited to, CNC samples or larger quantities of samples such as pilot builds. These charges will be paid on a regular invoice basis. Manufacturer shall provide samples for engineering design purposes or smaller quantity's of driver or parts for engineering, design or customer verification purposes.

10.          Scope of Work

(a)
When authorized by the Seller, the Manufacturer shall, as an independent contractor, perform the work described in the statement of work provided by the Seller and within the requirements as detailed in the statement of work and in accordance with the terms and conditions of this Agreement. The Seller will authorize the Manufacturer to perform the work by issuing a purchase order(s). Execution of this Agreement is not a guarantee that any work will be ordered by the Seller.

(b)	The Manufacturer has the right to enter into other agreements in connection with the manufacture of products but shall always be subject to the terms of this Agreement.

(c)
All agreements  in connection with the work entered into by the Manufacturer with subcontractors shall include the terms and conditions of this Agreement which govern the Manufacturer. No provision of such agreement shall be construed as an agreement between the Seller and the subcontractors. The Manufacturer shall be responsible for the acts or neglect of any of its subcontractors.

11.          Supply of Material and Equipment

(a)
The Manufacturer shall supply all materials and equipment required to manufacture the Products, in compliance with the guidelines established by the Seller. Prior to manufacturing any Products, the Manufacturer shall give all necessary notices, obtain all necessary permits and licences and pay all the fees related to the performance of the work. Furthermore, the Manufacturer shall provide to the Seller upon the Seller's request, copies of all certificates necessary as evidence that the work conforms to the laws and regulations of all authorities having jurisdiction.

(b)
All patents, design rights, copyrights and other intellectual property rights relating to special tooling which is specifically designed for manufacturing Products for Seller shall remain the property of the Seller. The Manufacturer agrees that any modifications to the design of the special tooling and any drawings based thereon or incorporating any designs or information based upon the Know-how of the Seller or necessary for the efficient manufacture of Products for the Seller shall be the property of the Seller.

12.         Quality

(a)
The Manufacturer shall provide the Seller with a quality assurance plan that is subject to review and comment by the Seller. The Manufacturer will adhere to the quality assurance plan as accepted and agreed to by both parties.

(b)	It is agreed that at all times and in all respects the Manufacturer will manufacture and package the Products in and to conditions which meet the specifications supplied by the Seller.

(c)
It is an express condition of this Agreement that at all times during the period of this Agreement the Manufacturer shall ensure that the Products shall satisfactorily meet the requirements for good manufacturing practices.

(d)
In the event that the Seller and Manufacturer do not agree on whether the Products meet the specifications established by the Seller, the matter shall be submitted for review to an independent testing laboratory mutually acceptable to the Manufacturer and Seller. The determination of such independent test laboratory shall be binding on both parties. The cost of the independent testing laboratory shall be borne by the party whose testing results were in error.

(e)
The Manufacturer warrants to the Seller that all Products delivered hereunder shall comply with the specifications agreed to between the parties from time to time. If any of the Products is found not to comply with the specifications, the Seller shall have the right to demand replacement thereof by the Manufacturer of the quality specified and to return the defective quantity to the Manufacturer at the Manufacturer's expense provided that notice of the Seller's intention to return such quantity is given by the Seller to the Manufacturer within 30 days of receipt of such quantity and that such quantity is actually returned with 90 days of the giving of such notice.

(f)
The Manufacturer shall permit the Seller's representatives to observe the Manufacturer's quality control procedures upon five (5) days' advance written notice and reserves the right to inspect finished goods prior to shipment in order to verify that such Products when shipped conform with the Product specifications, as established by the Seller. In addition, the Manufacturer shall provide on request written descriptions of acceptance, test procedures, methods of calibration together with any standards employed and any relevant test results. Should experience in the field after delivery and/or auditing of the Seller's and/or the Manufacturer's inventory demonstrate an unsatisfactory level of Product quality, reliability or performance or if the Product or parts are found not to comply with safety, environmental or other governmental requirements, the Seller shall have the right to withhold acceptance and/or stop shipment of such Products until appropriate corrective action is taken by the Manufacturer and demonstrated to the reasonable satisfaction of the Seller.

(g)
If a retrofit of existing units of the Product (for which customers do not pay) is reasonably necessary or appropriate to remedy significant performance or reliability deficiencies, such parts and related documents shall be provided by the Manufacturer, free of charge, to the Seller or the Seller's customers.

13.          Inspection of Goods

The Seller may inspect the Products within a reasonable time after delivery. The Manufacturer shall be responsible for all charges paid by the Manufacturer for the delivery to the Seller of the Products found by the Seller to be non-conforming. The Seller may return such non-conforming Products to the Manufacturer at the Manufacturer's risk and expense. Payment shall not constitute an acceptance of the Products nor impair the Seller's right to inspect or any of its other remedies.

14.          Rejection

(a)
The Manufacturer shall be responsible for ensuring that the Products are manufactured in compliance with the specifications prior to delivery to the Seller. The Seller shall have the right to inspect the Products at the Manufacturer's place of business at all reasonable times and to reject any part thereof that does not comply with the terms of this Agreement. Any inspection, checking, approval or acceptance given on behalf of the Seller shall not relieve the Manufacturer from any obligations or liabilities set forth in this Agreement.

(b)
In the case of any Product delivered by the Manufacturer not conforming with this Agreement, whether by reason of being of a quality or a quantity not stipulated or being unfit for the purpose for which the Product is required, which purpose has been made known to the Manufacturer, or non-compliance with the description or specification or sample, the Seller shall have the right to reject such Product at any time and, at the Seller's sole option, return such rejected Product to the Manufacturer or destroy such rejected Product at the Manufacturer's cost and expense.

15.          Forecasts

(a)	The Seller shall, on a quarterly basis, provide to the Manufacturer forecasts covering a one-year period.

(b)	It is understood and agreed that these forecasts shall be non-binding best estimates and that all forecasts may be amended by the Seller from time to time.

(c)
Purchase orders for the Products shall be given by the Seller to the Manufacturer at the Manufacturer's head office address or at such other address as the Manufacturer may subsequently provide in writing to the Seller. The Seller will not be liable in respect of any purchase order(s) or delivery instructions other than those issued or confirmed on its official, duly signed purchase order documents.

(d)
The Manufacturer shall not vary any Product except as directed in writing by the Seller. Terms and conditions specified on the purchase order may not be varied except upon the written authorization of the Seller's President or his nominee.

(e)
The Seller reserves the right by notice in writing at least 15 days prior to delivery to modify the quality or quantity of the Product and any alteration to the price arising by reason of such modification shall be the subject of mutual agreement between the parties.

16.          Cancellation

Any purchase order may be cancelled at any time by the Seller giving notice in writing. A fair and reasonable price will be paid for all work in progress at the time of the cancellation, providing all such work is delivered to the Seller. The Seller's liability is strictly limited to the actual cost of work in progress and no further loss, liability or profit shall be attached or liability accrued.

17.          Allocations of Shortage
In the event that an event of force majeure occurs or in the event that the Manufacturer is otherwise not able to provide Products or parts as required pursuant to this Agreement, the Manufacturer shall notify the Seller at the earliest possible time of the impending delay or shortage. The Seller shall then allocate between the Seller's customers its available supply of Products, parts, components, materials and other devices usable in or interchangeable with Products and parts in proportion to the respective number of Products available to the Seller.

18.          Packaging

The Manufacturer shall package the Products for the Seller in accordance with the specifications established by the Seller in writing from time to time.

19.          Delivery

Delivery of the Products manufactured by the Manufacturer shall be made and risk of loss thereto shall pass to the Seller upon loading of the Products on the carrier at the Manufacturer's facility. The Products shall be shipped and delivered in strict accordance with the relevant Seller's purchase order. All freight and shipping charges and all taxes, customs duties or fees, storage, handling, insurance and other charges relating to the Products shall be paid by the Manufacturer and then invoiced to the Seller, at cost.

20.          Review and Acceptance

The Seller reserves the right to monitor the Manufacturer's performance and the Manufacturer's compliance with the provisions of this Agreement through periodic reviews at the Manufacturer's place of business. The Seller's reviews shall be limited to technical performance and compliance with the provisions of the agreement. Final evaluation of the Products shall begin upon delivery of the Products to the Seller's customers. The Seller or Seller's customers shall evaluate the Product and shall provide written notice of acceptance or rejection to the Manufacturer within 30 days after receipt by the Seller of all materials comprising the Products.

21.          Exclusivity of Supply

(a)
The Products are proprietary to the Seller. The Manufacturer agrees to supply the Products exclusively to the Seller or to specified customers of the Seller or Seller's Affiliates and any third party for which the Seller has expressly authorized the Manufacturer in writing to supply the Products.

(b)	The Manufacturer agrees not to manufacture for a competitor of the Seller a product which competes directly or indirectly with any of the Seller's Products which are manufactured by the Manufacturer.

22.          Freedom of Action

This Agreement shall not be construed to limit the Seller's right to obtain services from other sources, to prohibit or restrict the Seller from independently developing or acquiring competitive materials, to restrict the Seller from making, having made, using, leasing, licensing, selling or otherwise disposing of any Products whatsoever, and shall not be construed to limit either party's right to deal with any other vendors, suppliers, sellers or customers.

23.          Export Restrictions

This Agreement and any confidential information provided under this Agreement, is subject to any restrictions concerning the export of Products or technical information from China which may be imposed by the Governments of China or the United States. Accordingly, each party agrees that it will not export, directly or indirectly, any confidential information acquired under this Agreement or any Products utilizing any such confidential information to any country for which the Government of China or the United States or any agency thereof at the time of export requires an export licence or other governmental approval, without first obtaining the written consent to do so from the appropriate agency of the Governments of China and/or the United States as appropriate when required by an applicable statute or regulation.

24.          Taxes

The Seller shall provide Manufacturer with a resale certificate in lieu of paying the amount of any taxes levied on Products manufactured pursuant to this Agreement including, without limitation, sales and use taxes, taxes based on gross revenues and taxes in lieu thereof.

25.          Access to Premises and Records

The Manufacturer grants to the Seller, its representatives and employees reasonable access to the Manufacturer's premises and its records for inspection and verification that the Manufacturer is complying with the terms of this Agreement.

26.          Intellectual Property

(a)
Nothing in this Agreement shall be construed as transferring to the Manufacturer any right, title or interest in or to any patent, trade mark, copyright, design, proprietary information, drawing, process or know-how (the "Intellectual Property") which is in the property of the Seller or its affiliates.

(b)	The Seller, on behalf of itself and its affiliates, shall retain all rights to Intellectual Property relating to the Products or otherwise.

(c)
No licence or right is granted to the Manufacturer either expressly or by implication, estoppel or otherwise to publish, reproduce, prepare derivative works based upon, distribute copies of, publicly display or perform any of the items, except pre-existing materials of the Seller, either during or after the term of this Agreement, in any way relating to the Intellectual Property or the Products.

27.         Intellectual Property Indemnification

(a)
The Seller hereby indemnifies the Manufacturer against any claim of infringement of letters patent, registered design, trade mark or copyright by the use or sale of the Products supplied by the Manufacturer to the Seller and against all costs and damages which the Manufacturer may incur in any action for such infringement or for which the Manufacturer may become liable in any such action, provided always that this indemnity shall not apply to any infringement which is due to the Seller having followed a design or instruction furnished or given by the Manufacturer. The Manufacturer shall have the right to be represented by counsel of its own selection at its own expense.

(b)
Provided also that this indemnity is conditional on the Manufacturer giving to the Seller prompt notice in writing of any claim being made or action threatened or brought against the Manufacturer and on the Manufacturer permitting the Seller at the Seller's own expense to conduct any litigation that may ensue and all negotiations for a settlement of the claim, the Manufacturer on its part warrants that any design or instruction furnished or given by it shall not knowingly be such as will cause the Seller to infringe any letters patent, registered design, trade mark or copyright in fulfilling the terms of this Agreement.

28          Trade Marks

The Manufacturer acknowledges that no right, interest, ownership or privilege of use of the Seller's trade name or trade marks is granted or conveyed to the Manufacturer by reason of the relationship herein established, provided, however, that the Seller authorizes and grants the Manufacturer the right and licence to use the Seller's trade name or trade marks on the Products or parts to be delivered to the Seller pursuant to this Agreement. The Manufacturer shall not use the Seller's literature, manuals, brochures or other documents to promote the service or sale of the Products.

29.          Inventions

Any invention protectable by patent, copyright or other legal proprietary protection made or conceived during the term of this Agreement and solely by employees or consultants of either party shall be the sole property of the Seller. Any such invention made or conceived during the term of this Agreement solely by one or more employees or consultants of the Seller jointly with one or more employees or consultants of the Manufacturer shall be owned by the Seller. For each jointly conceived invention, the Seller grants to the Manufacturer, without the payment of any additional consideration, a paid-up, nonexclusive, irrevocable, unrestricted licence to make, have made, use and sell goods in all countries under such inventions and under all patents, copyrights or other proprietary protections that the Seller may obtain. Procurement of patents, copyrights and other proprietary protections with regard to such inventions shall be at the discretion of the Seller and will be by and at the expense of the Seller except that, if it elects not to obtain any such proprietary protection or indicia of title, the Manufacturer may, in the name of and on behalf of the Seller, obtain any such proprietary protection or indicia of title. In all cases, the parties agree to cooperate with each other and to provide such information and execute such documentation as may reasonably be tendered by the other party to obtain, perfect or maintain the Seller's title to such inventions.

30.         Confidentiality

(a)
Each  party  agrees  to  keep  confidential  and  not disclose,  directly  or  indirectly,  any information concerning the other party's business (except to the extent such information is available to the general public) or any other information which the other party designates as confidential, except to the extent required by applicable law.

(b)
The Manufacturer agrees that it and its employees shall not, either during the term of this Agreement or at any time thereafter, disclose the Know-how or any other information which is of a proprietary and confidential nature or is a trade secret of the Seller. The Manufacturer shall take such steps as are necessary to ensure that it and its employees maintain the absolute confidentiality of al) such information during the term of this Agreement and at all times after the termination or expiration hereof shall not disclose same or permit to be disclosed, or use or permit to be used, or otherwise obtain any benefit from all or any part of such information, except with the express written permission of the Seller. However, the foregoing shall not prevent disclosure by the Manufacturer of any information after it is available to the general public in a printed publication or of any information furnished to the Manufacturer by a third party who is not then in default of any obligation to the Seller regarding the confidentiality of such information.

31.          Improvements to Products

The Seller agrees to show the Manufacturer any and all features, engineering designs, components and subassemblies conceived and developed by the Seller (except those conceived or developed by or at the direction of, or directly in conjunction with others) and incorporated into similar products or parts manufactured by the Seller not later than such time as they are shown to third parties. Incorporation of such features, engineering designs, components and subassemblies into the Products supplied to the Manufacturer shall be decided after consultations between the parties hereto.

32.          Employment

(a)
Foreign: The Manufacturer shall be responsible for withholding of taxes, obtaining work permits or fulfilling any other rule or regulation governing the Manufacturer's employees in China or from any other foreign country.

(b)
Domestic: The Manufacturer shall pay all employment taxes or contributions imposed by law or regulation with respect to or measured by the compensation paid by the Manufacturer to employees performing services relating to the Manufacture of the Products.

33.          Workers' Compensation

The Manufacturer will comply with the workers' compensation legislation of the state(s)/province(s) in which the services are performed. Evidence of compliance with the legislation shall be furnished to the Seller on request.

34.          Health and Safety

The Manufacturer shall meet the safety requirements of the applicable state/provincial health and safety act and no derogation is acceptable. The manufacture of the Products shall also comply with any statutory re-enactments or modifications thereof, relative to any state/provincial or federal legislation.

35.          Hazardous Materials

(a)
Where necessary, the Products must be marked by the Manufacturer with a Workplace Hazardous Material Information System (WHMIS) symbol(s) and display the name of the material in English. Transport and other documents must include declaration of the hazard and name of the material in English. The Products must be accompanied by emergency information in English in the form of written instructions, labels or markings. When shipping Products to Sellei or Seller's Customer or designee, the Manufacturer shall observe the requirements of the USA and international laws, regulations and agreements relating to the packing, labeling and carriage of hazardous materials.

(b)
All information known, held by or reasonably available to one party regarding any potential hazards known or believed to exist in the transport, handling or use of the Products shall be promptly communicated to the other party.

36.         Assignment

(a)
Neither party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party. Any permitted assignment will not relieve the assignor  of its   obligations  hereunder  arising  before  or  after  such   assignment.   The Manufacturer will  not  allow any Products to  be  made  elsewhere  other than  in  the Manufacturer's own establishments as provided for in this Agreement.

(b)
This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. All rights and obligations accruing hereunder to the Manufacturer are personal and shall not be assigned by the Manufacturer, either in whole or in part, except with the prior written consent of the Seller which consent may be unreasonably withheld.

37.         Compliance With Law

The Manufacturer shall comply with all applicable legislation that governs the work to be performed under this Agreement.

38.         Conflicts in Documentation

This Agreement constitutes the entire understanding between the parties regarding the manufacture of the Products. In case of any conflict between this Agreement and any prior agreements or other documents on the same subject, the order of precedence shall be: (1) this Agreement; (2) the schedules; (3) purchase orders; and (4) other documents.

39.         Force Majenre

(a)
Either the Manufacturer or the Seller shall be released from its obligations hereunder to the extent that performance thereof is delayed, hindered or prevented by force majeure as defined below, provided that the party claiming hereunder shall notify the other with all possible speed specifying the cause and probable duration of the delay or nonperformance and shall minimize the effects of such delay or nonperformance.

(b)          Force majeure means any circumstances beyond the reasonable control of the affected party.

(c)
Without prejudice to the generality of the foregoing and without being thereby limited, force majeure includes any one or more of the following: acts or restraints of governments or public authorities; wars, revolution, riot or civil commotion; strikes, lockouts or other industrial action; failure of supplies of power or fuel; damage to the premises or active contamination, flood, natural disaster, malicious or negligent act or accident; and breakdown or failure of equipment whether of the affected party or others.

(d)
If a delivery by the Manufacturer is delayed or prevented for any reason beyond the reasonable control of the Manufacturer, the Seller reserves the right to defer the delivery date or cancel the delivery.

40.          Indemnification

(a)
The Seller agrees to unequivocally and unconditionally indemnify the Manufacturer from and against any loss arising from claims against the Manufacturer, its officers, directors, agents and servants and its Affiliates and their officers, directors, agents and servants against any and all liability, loss, expense, damage, claim, licence and encumbrance including legal expenses or other expenses of any kind or nature whatsoever, imposed on or assumed by, or incurred by or asserted against, the Manufacturer, its officers, directors, agents and servants and its Affiliates and their officers, directors, agents and servants in any way relating to or arising out of the manufacturing performed by the Manufacturer for the Seller or in defending or prosecuting any suit, action or other proceeding brought in connection therewith or in obtaining or attempting to obtain a release from liability in respect thereof, whether or not it be claimed or proven that there was negligence or breach of common law or statutory duty or both.

(b)
The Seller agrees to give the Manufacturer prompt notice of any liability, loss, expense, damage, claim, licence or encumbrance indemnified against. The Seller agrees that it will reimburse the Manufacturer on demand for or pay over to the Manufacturer all sums of money which the Manufacturer or its Affiliates shall pay or become legally liable to pay by reason of any of the foregoing and will make such payments to the Manufacturer as soon as the   Manufacturer  or   its Affiliates   shall   become  liable  therefor  whether  or  not  the Manufacturer or its Affiliates shall have paid out such sums or any part thereof.

(c)
The Manufacturer shall have the right to demand that the Seller, at its sole expense, shall defend any and all suits arising from claims against the Manufacturer, its officers, directors, employees, agents and servants and its Affiliates or any or all of them, against all liability, loss, expense, damage, claim, licence and encumbrance and, upon such demand being made, the Seller shall so defend.

41.          Limitation of Liability

The Seller, its officers, directors, agents and servants and its Affiliates and their respective officers, directors, agents and servants shall not be liable to the Manufacturer nor to any other party for any liability, including without limitation strict liability, including liability for loss or damages due directly or indirectly to occurrences or consequences which the manufacturing services are designed to identify, any losses or damages, including without limitation economic and consequential losses, or direct or indirect, incidental, exemplary and punitive damages whether in contract, tort or otherwise or any other claims or expenses in any manner resulting, including without limitation liability, losses or damages directly or indirectly from, or connected with, the supply of manufacturing services whether or not supplied pursuant to this Agreement, or from the discovery or elimination of any and all hazards, or from the failure to so discover or eliminate, or from the failure to provide manufacturing services or by reason of any action, omission, active negligence, passive negligence, including gross negligence or any error or omission in the manufacturing services or any use or application thereof, misrepresentation, misstatement, imprudence, lack of skill or error of judgment of or by the Manufacturer or its officers, directors, agents and servants or its Affiliates and their respective officers, directors, agents and servants.

42.         No Commitment

This Agreement is not to be construed as a commitment or obligation, express or implied, on the part of the Seller that the Seller will purchase any services provided for under this Agreement. The Seller's purchase orders, when issued to the Manufacturer, shall be the only document which shall be construed as a commitment and obligation on the Seller's part to purchase services hereunder, and only to the extent and subject to the terms and conditions set forth in this Agreement and such issued purchase orders.

43.         Publicity

The Manufacturer shall not, without first obtaining the Seller's consent in writing, advertise or otherwise disclose the fact that the Manufacturer has furnished or agreed to furnish goods or services to the Seller under this Agreement.

44.         Relationship

The relationship between the Manufacturer and Seller is intended to be and shall be that of buyer and seller of manufacturing services only, and the Manufacturer and its employees, agents and representatives shall under no circumstances be considered agents, partners, joint venturers, representatives or employees of the Seller. The Manufacturer shall not act or attempt to act, or represent itself, directly or by implication, as agent, joint venturer, partner, employee or representative of the Seller or in any manner assume or attempt to assume or create any obligations or liability of any kind, nature or sort, express or implied, on behalf of or in the name of the Seller.

45.         Remedies

All remedies provided in accordance with this Agreement are cumulative and are in addition to any and all legal rights of the parties. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

46.         Term and Termination

(a)
This Agreement shall be for a period of three years from the Commencement Date and, subject to paragraphs 45(b) and (c) shall thereafter be renewed on an annual basis unless terminated by either party giving to the other not less than six (6) months' advance written notice of termination.

(b)	Either party shall have the right to immediately terminate this Agreement at any time by notice in writing to the other:

(i)	if the other party shall commit a material breach of any of its obligations on its part to be performed or observed herein and fails:

A.	where a remedy is possible within 15 days, to remedy the breach within 15 days of being required by the first party to do so; or
B.
where a remedy is not reasonably possible within 15 days, to propose a plan within 15 days which is reasonably capable of providing a remedy and fails to diligently and continuously execute the plan to remedy the breach.

(ii)
if the other party shall become insolvent or make any arrangements with its creditors generally or if it has a receiver or manager or administrator appointed to the whole or part of its assets or if an order shall be made or resolution passed for its winding up (other than for the purpose of a bona fide scheme for solvent amalgamation or reconstruction); or

(iii)	if the other party is prevented by reason of any circumstance referred to in section 38 of this Agreement from performing any of its obligations hereunder for a continuous period of six months.

(c)
The Seller shall have the right to immediately terminate this Agreement at any time by notice in writing to the Manufacturer if there is a change in the ownership or control, directly or indirectly, of more than 50% of the voting shares of the Manufacturer or any other change which alters the effective control of and which results in the Seller having a conflict of interest with the new controlling party.

(d)	Termination of this Agreement shall be v/ithout prejudice to any rights of either party against the other which may have accrued up to the date of termination.

47.          Warranties of Seller

The Seller represents and warrants to the Manufacturer as follows:

(a)
The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Seller has the corporate power and authority and all licences and permits required by governmental authority to own and operate its properties, carry on its business as now being conducted and to fulfill, satisfy and perform the obligations and responsibilities of the Seller set forth herein.

(b)
The Seller has the corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution and delivery of this Agreement  have   been  duly  authorized   by  the   Seller.  The   execution,   delivery  and performance of this Agreement and the consummation of the transaction contemplated hereby do not and will not violate or conflict with any provision of the Seller's articles of incorporation or by-laws or any agreement, instrument, law or regulation to which the Seller is a party or by which the Seller is bound. No other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required by law or otherwise in order to make this Agreement binding upon the Seller. This Agreement and all other instruments required hereby to be executed and delivered to the Manufacturer by the Seller are, or when delivered, will be legal, valid and binding instruments of the Seller.

48.         Warranties of Manufacturer

The Manufacturer represents and warrants to the Seller as follows:

(a)          The Products delivered to the Seller under this Agreement shall, at time of delivery:

       (i)        be guaranteed to meet the specifications for the Products established by the Seller;

              (ii)       be in good usable and merchantable condition and fit for their intended purpose.

(b)
The Manufacturer is a corporation duly organized and validly existing and in good standing under the laws of China. The Manufacturer has the corporate power and authority and all licences and permits required by governmental authority to own and operate its properties, carry on its business as now being conducted and fulfill, satisfy and perform the obligations and responsibilities of the Manufacturer set forth herein.

(c)
The Manufacturer has the corporate power and authority to execute, deliver and perform its obligations  under this  Agreement  and  the transactions  contemplated  hereby,  and the execution and the delivery of this Agreement has been duly authorized by the Manufacturer. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby do not and will not violate or conflict with any provision of the Manufacturer's articles of incorporation or by-laws or any agreement, instrument, law or regulation to which the Manufacturer is a party or by which the Manufacturer is bound. No other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required by law or otherwise in order to make this Agreement binding upon the Manufacturer. This Agreement and all other instruments required hereby to be executed and delivered to the Seller by the Manufacturer are, or when delivered will be, legal, valid and binding instruments of the Manufacturer.

(d)          During the 60 days preceding the date hereof there has not been:

(i)	any change in the Manufacturer's financial condition, assets, liabilities or business. other than changes in the ordinary courses of business, none of which has been materially adverse;
(ii)	any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the property or business of the Manufacturer;
(iii)	any labour trouble, or any event or condition of any character, materially and adversely affecting the property or business of the Manufacturer; or
(iv)	any sale or transfer of any of the Manufacturer's assets except in the ordinary course of business.

(e)
To the best of the Manufacturer's knowledge, there is no action, suit, litigation or proceeding pending or, to the knowledge of the Manufacturer, threatened against or relating to the Manufacturer's properties or business which may materially affect the Manufacturer or its operations or its obligations under this Agreement.

49.          General

Notwithstanding the termination of this Agreement with or without cause, the obligations of the Manufacturer as to confidentiality and non-disclosure set forth in this Agreement shall survive any such termination and shall remain in full force and effect for a period of 2 years.

50.          Notices

All notices under this Agreement shall be in writing and shall be deemed to be effectively given when sent by registered mail or fax to the Manufacturer at its registered office and to the Seller at its registered office or such other address as the parties may designate in writing. Any such notice shall be deemed to be received on the 15th day following mailing or on the same business day as the same is transmitted by fax.

51.           Exclusions

Notwithstanding anything in this Agreement to the contrary, it is specifically agreed that the requirement that the Seller's trade name appear on the Products as set forth herein are not intended to extend and shall not extend to any other products now in use by the Manufacturer so long as these products are not manufactured, produced, mixed, compounded, formed, combined or otherwise prepared, employing or derived from Know-how disclosed by the Seller.

52.           Arbitration

Any dispute in connection with this Agreement which has not been settled by mutual accord shall be settled by arbitration Orange County, California in accordance with the provisions of the American Arbitration Association.

53.           Entire Agreement

This Agreement constitutes the entire agreement between the parties. Any amendment or variation of this Agreement shall only be made in writing and shall only be valid when signed by the authorized representatives of both parties. Any prior agreements among the parties relative to the specific subject matter hereof are superceded by this Agreement.

54.           Governing Law

This contract and the rights and obligations of the Manufacturer and the Seller hereunder shall at all times be determined in accordance with the laws of the State of California.

55.           Non-Waiver

No investigations made by or on behalf of any party at any time shall have the effect of waiving, diminishing the scope of, or otherwise affecting, any representation or warranty made by such party herein or pursuant hereto. No waiver by any party of any term of the agreement, in whole or in part, shall operate as a waiver of any other term of this Agreement.

56.           Eiiurement

This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective administrators, trustees, receivers, successors and assigns.

57.           Counterpart Execution

This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

58.           Severability

If any provision or section of this Agreement or the application thereof is held invalid or unenforceable under specified circumstances, then it shall be severable from this Agreement and the remainder of this Agreement or the application of such provision or section or part under other circumstances shall not be affected thereby.

59.           Amendment

No modification or alteration of this Agreement shall be binding unless executed in writing by the Seller and the Manufacturer.

60.           Time of Essence

Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH SIX ASTERISKS (“******”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

[Signature Page to Manufacturing Agreement]